                                 ALL-COMM MEDIA


                                                 400 Corporate Pointe, Suite 780
                                                           Culver City, CA 90230
                                               (310) 342-2800 FAX (310) 342-2801


                              M E M O R A N D U M


VIA FAX

May 19, 1995

TO:      Marshall Gellar

FROM:    Bill Savage

SUBJECT: Stock Options and Warrants


Dear Marshall:


This is to confirm that we have conferred with our board of directors regarding the exercise of your warrants and options and have the authority to accept your offer to exercise them at $.67 per share, providing they are exercised in their entirety and payment occurs prior to June 1, 1995.


Moreover, this letter will serve to further confirm that the underlying shares of the warrants and options exercised will be included in a registration statement to be filed by the Company on or before December 1, 1995, and that such underlying shares may not be sold prior to such registration.


If you wish to proceed, please counter-sign this letter and return a copy by fax to our office to verify your understanding of the terms and conditions associated with the exercise of the warrants and options.


Sincerely,

/s/ E. William Savage
-----------------------------
E. William Savage
President


                                       Agreed to this 19 day of May, 1995

                                       By /s/ Marshall Geller
EWS:smk                                -----------------------------------------